EXHIBIT 3.4

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:

“DOCENT, INC.”, A DELAWARE CORPORATION,

WITH AND INTO “SUMTOTAL SYSTEMS, INC.” UNDER THE NAME OF “SUMTOTAL SYSTEMS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SEVENTEENTH DAY OF SEPTEMBER, A.D. 2004, AT 9:15 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

	/s/ Harriet Smith Windsor
	Harriet Smith Windsor, Secretary of State
3716692 8100M	AUTHENTICATION:	3362710
040676226	DATE:	09-21-04

State of Delaware
Secretary of State
Division of Corporations
Delivered 09:15 PM 09/17/2004
FILED 09:15 PM 09/17/2004
SRV 040676226 – 3716692 FILE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

DOCENT, INC., A DELAWARE CORPORATION,

WITH AND INTO

SUMTOTAL SYSTEMS, INC.

A DELAWARE CORPORATION

(Pursuant to Section 253 of the General Corporation Law of Delaware)

SumTotal Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “ Company”) does hereby certify as follows:

1. That the Company is organized and existing under the General Corporation Law of the State of Delaware.

2. That the Company owns all the capital stock of Docent, Inc., a Delaware corporation;

3. That the Company determined to merge Docent Inc., into itself by the resolutions of its board of directors attached hereto as Exhibit A, duly adopted on August 19, 2004.

IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by its duly authorized officer on this 14 day of September, 2004.

SUMTOTAL SYSTEMS, INC.

By:	/s/ Erika Rottenberg
Erika Rottenberg
Senior Vice President, General Counsel and Secretary